Exhibit 10.1

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is dated as of February 17, 2021, by and among Charles River Laboratories International, Inc., a Delaware corporation (“Buyer”), and each of the equityholder(s) of Cognate BioServices, Inc., a Delaware corporation (the “Company”) listed on the signature pages hereto (each, a “Holder”). For purposes of this Agreement, Buyer and each Holder are each a “Party” and collectively the “Parties”. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, Buyer, Memphis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company, and Mercury Fund 2 Holdco LLC, a Delaware limited liability company, solely in its capacity as the initial representative of the Company Shareholders (the “Sellers’ Representative”), have entered or will enter into an Agreement and Plan of Merger dated as of February 17, 2021, attached as Annex I hereto (as amended or modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”);

WHEREAS, as an inducement to Buyer’s and Merger Sub’s willingness to enter into the Merger Agreement and the other Related Agreements, each Holder has agreed to execute and deliver this Agreement; and

WHEREAS, as of the date hereof, each Holder is the record and beneficial owner of the Company Shares set forth next to such Holder’s name on the signature pages hereto (such Company Shares, together with all other Company Securities held by such Holder, the “Subject Shares”).

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, Buyer and each Holder, intending to be legally bound, hereby agree as follows:

Section 1.                Consent; Appointment of the Sellers’ Representative; Binding Effect of Merger Agreement; Further Assurances.

(a)             Agreement to Consent. Each Holder hereby agrees that, by 11:59 p.m. Eastern Time on February 22, 2021, such Holder shall execute and deliver to the Company a duly executed counterpart of the Company Shareholder Approval (in the form attached hereto as Annex II). Each Holder further agrees that, following the delivery of its counterpart of the Company Shareholder Approval, such Holder will not take any action to withdraw, modify, revoke or otherwise challenge the effectiveness of the Company Shareholder Approval.

(b)             Appointment of the Sellers’ Representative. Each Holder agrees and consents to the irrevocable appointment of Mercury Fund 2 Holdco LLC (subject to substitution in accordance with Section 7.2 of the Merger Agreement) as the Sellers’ Representative and as the representative, true and lawful agent, proxy and attorney in fact of the Company Shareholders, including the undersigned, with full power of substitution, with all of the powers and authority contemplated by (w) the Merger Agreement, including Section 7.2 thereof, (x) the Escrow Agreement, (y) the Paying Agent Agreement and (z) any other Related Agreement, as applicable.

Each Holder acknowledges and agrees that any compromise or settlement of any matter by the Sellers’ Representative as contemplated by the Merger Agreement (including Section 7.2 thereof) shall be binding upon, and fully enforceable against, such Holder and each such Holder will not have any right to object, dissent, protest or otherwise contest the same, except in the case of Fraud or bad faith by the Sellers’ Representative.

(c)            Binding Effect of Merger Agreement.

(i)                 Each Holder acknowledges and agrees to be bound by the provisions of the Merger Agreement purporting to bind the Company Shareholders as if such Holder were an original signatory to the Merger Agreement as a Company Shareholder, including the provisions regarding the appointment of the Sellers’ Representative to act on behalf of the Company Shareholders pursuant to the authority granted therein, all as set forth in Section 7.2 of the Merger Agreement. Without limiting the generality of the foregoing, such Holder acknowledges and agrees that, as provided in the Merger Agreement, a portion of the consideration otherwise payable to such Holder pursuant to the Merger Agreement will be withheld by Buyer and deposited into (x) escrow for the purpose of covering any post-closing downwards purchase price adjustment under Section 1.12 of the Merger Agreement and (y) the Sellers’ Representative Expense Fund under Section 7.2(e) of the Merger Agreement. Each Holder further acknowledges and agrees that such Holder shall be entitled to receive distributions only with respect to the Purchase Price Adjustment Escrow Deposit Amount and the amount in the Sellers’ Representative Expense Fund if, and to the extent that, any portion of such amounts are required to be distributed to such Holder pursuant to the terms of the Merger Agreement.

(ii)              Each Holder hereby (A) expressly acknowledges that the consideration to be paid to the Company Shareholders pursuant to the Merger Agreement will be allocated as provided in the Estimated Closing Statement and the Distribution Schedule, and agrees that Buyer, Merger Sub, the Surviving Company and their respective Affiliates shall be entitled to rely on the Estimated Closing Statement and the Distribution Schedule, and to make payments in accordance therewith, in each case without any obligation to investigate or verify the accuracy or correctness thereof, and (B) expressly acknowledges and agrees to the provisions of Section 1.12(b) of the Merger Agreement.

(iii)            Each Holder agrees that it will not bring, commence, institute, maintain, prosecute or voluntarily aid any Proceeding, in law or in equity, in any court or before any Governmental Authority, which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, the Merger Agreement or the other Related Agreements.

(d)           Further Assurances. Each Holder agrees to execute and deliver, or cause to be executed and delivered, all further documents and instruments as Buyer may reasonably request to consummate and make effective the transactions contemplated by the Merger Agreement and this Agreement.

(e)           Existing Contracts.

(i)                 Each Holder, on behalf of itself and its Affiliates (to the extent applicable), hereby irrevocably and unconditionally waives any rights, including rights of first offer, co-sale rights and related notice rights, granted pursuant to Section 2.4 or Section 2.5 of that certain Second Amended and Restated Equityholders’ Agreement, made effective as of January 7, 2020, by and among the Company and the other Persons party thereto (the “Equityholders’ Agreement”), with respect to the transactions contemplated by this Agreement, the Merger Agreement and the other Related Agreements (including the Merger).

(ii)              Each Holder covenants and agrees that it will take any required actions to cause the Related Party Agreements to which it or any of its Affiliates is a party, to be terminated in accordance with and subject to, the provisions of Section 5.3 of the Merger Agreement, in each case, without any continuing liability or obligation of any of the Company Entities thereunder.

(f)            Withholding. Each Holder agrees and acknowledges that such Holder is responsible for payment of all taxes legally imposed upon it in connection with benefits and payments provided under the Merger Agreement. All benefits and payments provided under the Merger Agreement are subject to applicable tax and other withholdings required by applicable Law, and they will be made net of such withholding amounts as and to the extent required by applicable Law.

Section 2.               Holder Representations and Warranties. Each Holder represents and warrants to Buyer, Merger Sub and the Sellers’ Representative as follows:

(a)            Each Holder is duly organized, validly existing and in good standing (where applicable) under the laws of the jurisdiction in which it is incorporated, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Holder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational action on the part of such Holder.

(b)            Each Holder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act, as amended) of, and has good title to, all of such Holder’s Subject Shares, free and clear of any Lien (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares), except (i) transfer restrictions under applicable securities laws, (ii) this Agreement, and (iii) the Equityholders’ Agreement. Each Holder’s Subject Shares set forth on the signature pages hereto are the only Company Securities owned of record or beneficially by such Holder on the date of this Agreement. Each Holder has the requisite voting power and the requisite power to agree to all of the matters set forth in this Agreement, with respect to all of its Subject Shares, necessary to perform its obligations under this Agreement, with no limitations, qualifications or restrictions on such rights.

(c)            This Agreement has been duly executed and delivered by such Holder and, assuming the due authorization, execution and delivery hereof by Buyer, this Agreement constitutes a legally valid and binding obligation of such Holder, enforceable against such Holder in accordance with the terms hereof (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(d)            The execution and delivery of this Agreement by such Holder does not, and the performance by such Holder of its obligations hereunder will not, (i) result in a violation of applicable Law, (ii)  conflict with or result in a violation of the Organizational Documents of such Holder, (iii) other than the Company Shareholder Approval, and subject to the terms of the Equityholders’ Agreement, require any consent or approval that has not been given or other action (including notice of payment or any filing with any Governmental Authority) that has not been taken by any Person (including under any Contract binding upon such Holder or such Holder’s Subject Shares), or (iv) result in the creation or imposition of any Lien on such Holder’s Subject Shares.

(e)            There is no Proceeding pending against, or to the knowledge of the Holder, threatened against the Holder or any of its Affiliates, by or before (or that would be by or before) any Governmental Authority or arbitrator related to the Subject Shares, this Agreement, the transactions contemplated by, or the performance by the Company or the Holder of its obligations under, the Merger Agreement and the Related Agreements.

(f)             Other than Morgan Stanley & Co. LLC, no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company Entities in respect of the Merger Agreement, this Agreement or any of the respective transactions contemplated thereby and hereby based upon any arrangement or agreement made by such Holder.

Section 3.                Transfer of Shares.

(a)            During the period commencing on the date hereof and continuing until the earlier of (i) the termination of this Agreement pursuant to Section 7(e) and (ii) the Effective Time, except as expressly contemplated by the Merger Agreement or this Agreement, absent the advance written consent of Buyer (which it may withhold in its sole discretion), each Holder agrees not to take any action to, directly or indirectly, (a) offer to sell, sell, assign, transfer (including by operation of law), subject to a Lien or otherwise dispose of any of the Subject Shares or any other Company Securities, (b) deposit any of the Subject Shares or any other Company Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Subject Shares or any other Company Securities or grant any proxy or power of attorney with respect thereto or (c) enter into any Contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by operation of law) or other disposition of or transfer of any interest in or the voting of any of the Subject Shares or any other Company Securities (any transaction of any type described in clause (a), (b) or (c) above, a “Transfer”).

(b)            During the period commencing on the date hereof and continuing until the earlier of (i) the termination of this Agreement pursuant to Section 7(e) and (ii) the Effective Time, such Holder shall not, and shall direct its Affiliates and its and their respective directors, managers, officers, and employees (collectively, “Representatives”) not to, directly or indirectly, solicit, encourage or knowingly initiate the submission of proposals or offers from, provide any confidential information to, participate in discussions or negotiations or enter into any Contract with, any Person (other than Buyer and its Affiliates) relating to the sale of any Company Entity or any direct or indirect acquisition of any Company Securities or any material portion of the capital stock or other equity or voting securities of, or interests in, or assets of, any Company

Entity, whether in an acquisition structured as a merger, consolidation, exchange, sale of assets, sale of stock or otherwise. Each Holder shall, and shall cause its Affiliates and direct its Representatives to, immediately cease and cause to be terminated any existing discussions or negotiations with any Person (other than Buyer and Merger Sub) conducted heretofore with respect thereto.

Section 4.                Holder Covenants and Release.

(a)            Confidentiality. Subject to Section 4(b), from the date hereof until the date that is three (3) years after the Closing Date, each Holder agrees not to disclose (and shall direct each of its Representatives), in each case only where such Representatives have received or subsequently receive Confidential Information (as defined below) not to disclose any Confidential Information. Each Holder further agrees to take all commercially reasonable steps (and to direct each of its Representatives to take all commercially reasonable steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event such Holder or any of its Affiliates and its and their Representatives is required by Law (including by oral questions or requests for information or documents in any such Proceeding, discovery request, subpoena or similar process) to disclose any Confidential Information, such Holder shall, if legally permissible and practicable under the circumstances, promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and such Holder shall, at the expense of the Buyer and the Company Entities, cooperate with Buyer and the Company Entities to preserve the confidentiality of such information consistent with applicable Law. Each of the Company Entities, each Holder and Buyer acknowledges and agrees that the other Parties would be damaged irreparably in the event this Section 4(a) is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each Holder agrees that Buyer and the Company Entities shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section 4(a) and to enforce specifically this Section 4(a) and the terms and provisions hereof in any action instituted in any court of competent jurisdiction over the Parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto. Notwithstanding the foregoing, (i) each Holder and its Representatives may disclose Confidential Information to their respective limited partners and existing and prospective investors on a confidential basis in connection with their normal fund raising, marketing or reporting activities and to their respective tax, legal, accounting and other advisors that reasonably need to know such information, (ii) no notice shall be required in the case of any disclosure of Confidential Information in connection with routine proceedings involving requests by such Holder’s or its Representatives’ securities, tax, regulatory or similar authorities having competent jurisdiction, provided that the proceedings and requests are not specifically targeted at Buyer, the Company Entities or the Confidential Information, and (iii) Buyer and the Company Entities each acknowledge that Holder’s and its Representatives’ respective directors, officers or employees (each such person, an "Investment Professional") may serve as employees, directors or officers of portfolio companies and each agrees that in no event shall any such portfolio company be deemed to have received Confidential Information solely because any such Investment Professional serves as an employee, officer or member of the board of directors (or similar governing body) of such portfolio company, provided that such Investment Professional has not provided such portfolio company or any other director, officer or employee thereof (other than another Investment Professional) with Confidential Information and such portfolio company does not act at the direction of such Investment Professional with respect to such Confidential Information. For purposes of this Agreement, “Confidential Information” means all information (whether or not specifically identified as confidential), in any form or medium, that is disclosed to, or developed or learned by, such Holder or its Representatives, that relates to the business, products, operations, financial condition, services, research or development of the Company Entities or its customers, vendors, suppliers, processors, independent contractors or other business relations, including: (i) internal business information (including information relating to strategic plans and practices, business, accounting, financial or marketing plans, practices or programs, training practices and programs, salaries, bonuses, incentive plans and other compensation and benefits information and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company or its Affiliates, its customers and its confidential information; (iii) industry research compiled by, or on behalf of Company Entities, including identities of potential target companies, management teams, and transaction sources identified by, or on behalf of, the Company; (iv) compilations of data and analyses, processes, methods, track and performance records, data and databases relating thereto; and (vi) information related to Company Intellectual Property; provided, however, that “Confidential Information” shall not include any information that (A) is or becomes generally available to the public other than as a result of a breach of this Agreement by any Holder, (B) becomes available to such Holder or its Representatives on a non-confidential basis from a source other than Company, provided that such source, to the knowledge of such Holder or its Representatives (as applicable), is not bound by a confidentiality agreement with, or other contractual, legal or fiduciary obligation of confidentiality to, the Company or any other party with respect to such information, (C) was independently developed by or on behalf of the Holder or its Representatives without use of or reference to any Confidential Information or (D) Buyer agrees to in writing may be disclosed. Each Holders’ ownership in the Company Entities has inevitably resulted in increased knowledge and understanding of the Company Entities’ industry and business in a way that cannot be reasonably expected to be separated from its overall knowledge base. Accordingly, and notwithstanding anything to the contrary in this Agreement, it will not be deemed to be a breach of this Agreement for such Holder or its Affiliates to remember and use or disclose such increased knowledge base in the conduct of their businesses, including in evaluating businesses and making investment decisions, in each case, so long as such Holder and its Affiliates comply with all obligations set forth herein. Each Holder shall be responsible for any action by any of its Representatives that would constitute a breach of this Section 4(a) if taken by such Holder.

(b)            Release. Effective as of the Closing, each Holder, on behalf of such Holder and its Affiliates (other than the Company Entities), successors and assigns (collectively, the “Releasing Parties”) hereby, forever waives, releases, remises and discharges the Company Entities and their respective directors, managers, officers and employees (collectively, the “Released Parties”) from any claim, liability or obligation that such Releasing Parties may currently have, or may have in the future, arising prior to, on or after the Closing Date, in each case, solely in such Holder’s capacity as an equityholder of the Company (so long as the facts, circumstances, actions, omissions and/or events giving rise to such claim, liability or obligation occurred at or prior to the Effective Time) (i) relating to the Company Entities or the Company Securities owned by such Holder (including any rights or interests therein), (ii) relating to any alleged inaccuracy or miscalculations in the Distributions Schedule, (iii) relating to the approval or consummation of the transactions contemplated hereby, the Merger Agreement or any

Related Agreement or any other agreement contemplated herein or therein, including any alleged breach of any duty by any officer, manager, director, equityholder or other owner of ownership interests of any Company Entity, (iv) arising under any Organizational Documents of the Company Entities or (v) arising from any actions or omissions by the Sellers’ Representative (collectively, the “Released Claims”); provided, however, that the Released Claims shall not include claims which may not be released under applicable Law and shall not include any claim, liability or obligation arising from, relating to or in connection with (A) such Holder’s rights to full and complete payment for such Holder’s Company Shares in accordance with the Merger Agreement, the Distribution Schedule and the Escrow Agreement, (B) if such Releasing Party is a Service Provider, rights to earned but unpaid wages or compensation, any accrued but unpaid or unused vacation and paid time off, any accrued vested benefits, and unreimbursed business expenses, (C) that arise under or are based upon the terms of the Merger Agreement and the Related Agreements, (D) the Fraud or willful misconduct of a Released Party, (E) any right to indemnification as a present or former director, manager, officer or equityholder under any Company Entity’s Organizational Documents or the Law and any applicable policy of directors' and officers' insurance maintained by the Company Entities or (F) any defenses that are necessary to enable the Holder to defend any claim asserted by a Released Party. Each Holder (on behalf of the Releasing Parties) (i) represents that it has not assigned or transferred or purported to assign or transfer to any Person all or any part of, or any interest in, any claim, contention, demand, cause of action (at law or in equity), liability or obligation of any nature, character or description whatsoever, which is or which purports to be released or discharged by this Section 4(b) and (ii) acknowledges that the Releasing Parties may hereafter discover facts other than or different from those that it knows or believes to be true with respect to the subject matter of the Released Claims, but it hereby expressly agrees that, on and as of the Effective Time, such Holder (on behalf of the Releasing Parties) shall have waived and fully, finally and forever settled and released any known or unknown, suspected or unsuspected, asserted or unasserted, contingent or noncontingent claim with respect to the Released Claims, whether or not concealed or hidden, without regard to the subsequent discovery or existence of such different or additional facts. Each Holder (on behalf of the Releasing Parties) hereby acknowledges and agrees that if such Holder or any other Releasing Party should hereafter make any claim or demand or commence or threaten to commence any Proceeding against any Released Party with respect to any Released Claim, this Section 4(b) may be raised as a complete bar to any such Proceeding, and the applicable Released Party may recover from such Holder all damages incurred in connection with such Proceeding, including its attorneys’ fees.

(c)           Non-Solicitation and Non-Disparagement.

(i)                 Each Holder hereby acknowledges that it is or may be familiar with the Company Entities’ trade secrets and with other Confidential Information, and such Holder hereby acknowledges that such Holder is selling all of such Holder’s goodwill in the Company and the business in which it operates to Buyer in the transactions contemplated by the Merger Agreement and the Related Agreements. Therefore, such Holder agrees that until the two year anniversary of the Closing (the “Restricted Period”) in any state or city (or equivalent administrative division) in the United States, the United Kingdom or Sweden in which any Company Entity conducts business during the Restricted Period (the “Restricted Territory”), it shall not (and shall cause its Affiliates (excluding any portfolio company of such Holder) not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company Entities to leave the employ of the Company Entities, or in any way knowingly interfere with the relationship between the Company Entities and any employee of the Company Entities or (ii) hire any person who is then an employee of the Company Entities or who was an employee of the Company Entities on the Closing Date or at any time during the six-month period immediately prior to the date on which such hiring would take place; provided, however, that a solicitation through a public general advertisement (including through the use of recruiting firms) and any hiring resulting therefrom, shall not be deemed a breach of this Agreement so long as such solicitation is not targeted at any such employee.

(ii)              Each Holder agrees that during the Restricted Period, it shall not (and shall cause its Affiliates not to), except to the extent done in good faith in any claim, suit, action or proceeding against Buyer, Merger Sub or the Company Entities, (i) make any negative statement or communication regarding Buyer, Merger Sub, or the Company Entities or their respective employees with the intent to harm any such Person or (ii) make any derogatory or disparaging statement or communication regarding Buyer, Merger Sub, or the Company Entities or their respective employees that is intended to damage the business or reputation of any such Person. Nothing in this Section 4(c)(ii) shall limit any Holder’s or its Affiliate’s ability to make true and accurate statements or communications in connection with any disclosure the Holder or its Affiliates reasonably believe, based upon the advice of outside counsel, is required pursuant to applicable Law.

(iii)            Each of Buyer and Merger Sub agrees that during the Restricted Period, it shall not (and shall cause its Affiliates not to), except to the extent done in good faith in any claim, suit, action or proceeding against a Holder, (i) make any negative statement or communication regarding a Holder or any of such Holder’s respective Affiliates with the intent to harm any such Person or (ii) make any derogatory or disparaging statement or communication regarding a Holder or any of its respective Affiliates that is intended to damage the business or reputation of any such Person. Nothing in this Section 4(c)(iii) shall limit any Buyer’s or Merger Sub’s or their Affiliate’s ability to make true and accurate statements or communications in connection with any disclosure Buyer, Merger Sub or their Affiliates reasonably believe, based upon the advice of outside counsel, is required pursuant to applicable Law.

(iv)             Notwithstanding anything to the contrary contained herein, this Section 4(c) shall not apply to any action taken independently by any portfolio company of any affiliated investment fund or similar investment vehicle of such Holder (it being understood, without limitation, that such action shall not be deemed to be taken independently if such Holder or any of its Affiliates (other than the portfolio company) was involved in any respect in such action or the decision to engage in such action, or otherwise encouraged, facilitated (including through the provision of information) or consented to such action).

(d)           Each Holder acknowledges that Buyer and Merger Sub would be unwilling to enter into the Merger Agreement and the Related Agreements, or consummate the transactions contemplated thereby, in the absence of this Agreement, and that the covenants contained herein constitute a material inducement to Buyer and Merger Sub to enter into, and consummate the transactions contemplated by (including payments of the amounts contemplated by), the Merger Agreement and the other Related Agreements. Without limiting the generality of the foregoing, such Holder (on its own behalf and on behalf of its Affiliates) acknowledges and agrees that the restrictions contained in this Section 4 are reasonable and necessary to protect the legitimate interests of Buyer and Merger Sub, including (following the Closing) the goodwill, trade secrets and confidential information of the Company Entities. Accordingly, it is the intention of the Parties that if any of the restrictions or covenants contained in this Section 4 are for any reason held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 4, and this Section 4 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the further intention of the Parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall (to the maximum extent permitted by applicable Law) not be construed to be null, void and of no effect, but instead shall be construed and interpreted or reformed to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. If such Holder breaches any provision of this Section 4, with respect to such breached provision, the Restricted Period shall be tolled and shall not run for the length of such breach.

Section 5.                Company Entity Release. Effective as of the Closing, each of Buyer and Merger Sub on behalf of itself and the Company Entities, and its and their successors and assigns (collectively, the “Buyer Releasing Parties”) hereby, forever waives, releases, remises and discharges each Holder from any claim, liability or obligation that such Buyer Releasing Parties may currently have, or may have in the future, arising prior to, on or after the Closing Date, in each case, to the extent related to such Holder’s capacity as an equityholder of the Company; provided, however, that the foregoing shall not apply with respect to claims which may not be released under applicable Law and any claim arising from or relating to or in connection with the Merger Agreement or any Related Agreement.

Section 6.                Governing Law; Consent to Jurisdiction; WAIVER OF JURY TRIAL. Section 7.13 and Section 7.14 of the Merger Agreement are incorporated herein by reference, mutatis mutandis. THE PARTIES EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED TO THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE IRREVOCABLE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.

Section 7.                Miscellaneous.

(a)             This Agreement may not be amended, altered, modified or waived except by a written instrument executed by Buyer and each Holder. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provisions, whether or not similar, nor will any waiver constitute a continuing waiver.

(b)             Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without invalidating the remainder of such provision or the remaining provisions of this Agreement in such jurisdiction or any provision of this Agreement in any other jurisdiction.

(c)             This Agreement and all of the provisions hereof will be binding on and inure to the benefit of each of the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, benefits or obligations set forth in this Agreement may be assigned (including by operation of law) by any of the Parties without the prior written consent of Buyer and each Holder and any attempted assignment without such prior written consent will be void.

(d)             The Parties agree that irreparable damage, for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the Parties fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement. It is accordingly agreed that (i) the Parties will be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement to prevent such breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of this Agreement in the courts described in Section 6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (ii) the right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right neither the Buyer nor such Holder would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 7(d) will not be required to provide any bond or other security in connection with any such order or injunction.

(e)             This Agreement will automatically terminate, without any notice or other action by any person, if the Merger Agreement is terminated prior to the Effective Time in accordance with the terms of the Merger Agreement. Upon termination of this Agreement, no Party shall have any obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 7(e) shall relieve any Party from liability for any willful misconduct under this Agreement or Fraud by such Party prior to the termination hereof.

(f)              This Agreement may be executed by electronic transmission (i.e., facsimile or electronically transmitted portable document format (PDF) or DocuSign or similar electronic signature) and in counterparts any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument.

(g)             Any notice to the Holder hereunder shall be sent to the Sellers’ Representative in accordance with Section 7.4 of the Merger Agreement.

(h)             Whenever the words “include,” “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.” The phrase “to the extent” means “the degree by which” and not “if” for all purposes of this Agreement. Words denoting any gender will include all genders (including the neutral gender). Where a word is defined in this Agreement, references to the singular will include references to the plural and vice versa. Where specific language is used to clarify by example a general statement contained in this Agreement, such specific language will not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. A reference to any party to this Agreement or any other agreement or document will include such party’s successors and permitted assigns. All references to a day or days will be deemed to refer to a calendar day or calendar days, as applicable, unless otherwise specifically provided and whenever action is required on a day that is not a Business Day such action may be validly taken on the next Business Day. Any reference to an agreement or Contract in this Agreement will be a reference to such agreement or Contract as amended, restated, modified, supplemented and/or waived. All references to an Article, Section or Annex will be deemed to refer to such Article, Section or Annex of this Agreement, unless otherwise specified. The terms “hereby,” “hereof,” “herein,” “hereinafter,” “hereunder” and derivative words refer to this entire Agreement, unless the context otherwise requires. The words “either,” “or,” “neither,” “nor” and “any” are not exclusive. The words “shall” and “will” denote a directive and obligation, and not an option.

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IN WITNESS WHEREOF, each Party has duly executed this Agreement, all as of the date first written above.

BUYER:

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

Company Shares:

[Signature Page to Support Agreement]